Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to  Registration Statement No. 333-198096 on Form S-4 of Wisconsin Energy Corporation of our report dated February 3, 2014, relating to the financial statements of American Transmission Company LLC, appearing in the Annual Report on Form 10-K of Integrys Energy Group, Inc. for the year ended December 31, 2013 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
September 19, 2014